SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant    [   ]

Check the appropriate box:
[    ]   Preliminary Proxy Statement
[    ]   Confidential, For Use of the Commission Only as permitted by
         Rule 14a-6(e)(2))
[ X  ]   Definitive Proxy Statement
[    ]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            DIGITAL LINK CORPORATION
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         2)  Aggregate number of securities to which transaction applies:
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         3)  Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         5)  Total fee paid:
--------------------------------------------------------------------------------

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
--------------------------------------------------------------------------------

         2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         3)  Filing Party:
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         4)  Date Filed:
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


                            Digital Link Corporation
                               217 Humboldt Court
                           Sunnyvale, California 94089
                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Digital Link Corporation (the "Company") will be held at the Sheraton Four Points Hotel located at 1100 North Mathilda Avenue, Sunnyvale, California 94089 on Monday, June 7, 1999, at 2:00 p.m Pacific Daylight Time, for the following purposes:

     1. To elect five directors of the Company, each to hold office until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The following persons are the nominees for election as directors:

                      Richard C. Alberding      Louis Golm
                      Narendra K. Gupta         Vinita Gupta
                      Stephen L. Von Rump

     2. To amend the Company's 1993 Employee Stock Purchase Plan to increase the number of shares of Common Stock and reserved for issuance thereunder by 300,000 shares to a total of 600,000 shares.

     3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 22, 1999 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                       By Order of the Board of Directors

                                        /s/ Stanley E. Kazmierczak

                                       Stanley E. Kazmierczak
                                       Vice President, Finance and Operations,
                                       Chief Financial Officer and Secretary
Sunnyvale, California
April 28, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                            DIGITAL LINK CORPORATION
                               217 Humboldt Court
                           Sunnyvale, California 94089
                               -------------------

                                 PROXY STATEMENT
                               -------------------

                                 April 28, 1999

         The accompanying proxy is solicited on behalf of the Board of Directors of Digital Link Corporation, a California corporation (the "Company" or "Digital Link"), for use at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Four Points Hotel located at 1100 North Mathilda Avenue,
Sunnyvale, California 94089 on Monday, June 7, 1999, at 2:00 p.m. Pacific Daylight Time (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein, and, if a proxy is executed and no choice is specified, the proxy will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about April 28, 1999. An annual report for the year ended December 31, 1998 is enclosed with the Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         Holders of the Company's Common Stock are entitled to one vote for each share held as of April 22, 1999 (the "Record Date"). At the close of business on the Record Date, the Company had 8,127,622 shares of Common Stock outstanding and entitled to vote. Only holders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business.

         With respect to proposal no. 1, the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors is required to approve the election of the five directors. Cumulative voting for directors is not permitted. Proposals no. 2 and 3 require for approval the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. For purposes of such calculations (i) the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether such shareholders vote "for," "against," "abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve proposals no. 2 and 3, (ii) the total number of shares cast for a proposal or giving no instructions will be considered to have been voted in favor of the proposal, and (iii) an abstention from voting on a matter by a shareholder present in person or by proxy at the Meeting has the same effect as a vote against the proposal. In addition, the affirmative votes for proposals no. 2 and 3 must constitute at least a majority of the required quorum. In the event that a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be considered present and entitled to vote with respect to that matter.

         In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments or postponements of the Meeting to permit further solicitations of proxies. Any such adjournment or postponement would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

         The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Meeting, will be borne by the Company. Following the original mailing of the proxies and other soliciting materials, the Company will request that the brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The official solicitation of proxies may also be supplemented by telephone, telegram and personal solicitation by directors, officers and regular employees of the Company.

                             REVOCABILITY OF PROXIES

         Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written instrument delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees

         A board of five directors is to be elected at the Meeting. Each director will be elected to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until such director's earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of each of the five nominees named below unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine.

        The names of the nominees, each of whom is currently a director of the Company, and certain information about them as of April 22, 1999, are set forth below:

      Name of Director        Age               Principal Occupation               Director Since
      ----------------        ---               --------------------               --------------

Vinita Gupta                  48       Chairman of the Board, President and Chief        1985
                                       Executive Officer of the Company

Richard C. Alberding 1, 2     68       Executive Vice President, Hewlett Packard         1994
                                       Company (Retired)

Louis Golm 1                  57       President, AirTouch International (Retired)       1998

Narendra K. Gupta             50       Chairman of the Board, Integrated Systems,        1985
                                       Inc.

Stephen L. Von Rump 2         41       Chief Operating Officer, VTEL Corporation         1998
--------------------

1        Member of the Audit Committee
2        Member of the Compensation Committee


     Mrs. Gupta is a founder of the Company. She has served as Chairman of the Board since its formation in May 1985. She has also served as Chief Executive Officer of the Company from May 1985 to September 1996 and from January 1999 to the present and President of the Company from May 1985 to March 1995, from October 1995 to September 1996 and from January 1999 to present. From March 1998 to January 1999, Ms. Gupta was interim Chief Executive Officer and President of the Company. From March 1978 to February 1985, Mrs. Gupta held various engineering management positions at Bell Northern Research Inc., a research and development arm of Northern Telecom, Ltd. Mrs. Gupta also serves as a director of Integrated Systems, Inc., which develops and markets real-time software products, and as a Trustee on the Board of Trustees of Palo Alto

Medical Foundation. Mrs. Gupta holds a Bachelor of Engineering degree in Electronics and Communications from the University of Roorkee (Roorkee, India) and a Master of Science degree in Electrical Engineering from the University of California, Los Angeles. Dr. Narendra K. Gupta, also a director of the Company, is the husband of Mrs. Gupta.

     Mr. Alberding has served as a director of the Company since December 1994. Since 1991, Mr. Alberding has served on the boards of a number of public and private companies. He retired from the Hewlett Packard Company ("Hewlett Packard") in 1991, at which time he was serving as an Executive Vice President. Mr. Alberding is a director of Kennametal, Inc., Walker Interactive Systems, Digital Microwave Corp., Paging Network Inc., SYBASE, Inc., Quickturn Design Systems, Inc., Storm Technology, Inc., JLK Direct, and several privately held corporations. Mr. Alberding holds a Bachelor of Arts degree in Business Administration from Augustana University and an engineering degree from Devry Technical Institute.

     Mr. Golm has served as a director of the Company since November 1998. Mr. Golm retired from AirTouch International and AirTouch Corporation in 1999, at which time he was serving as President of AirTouch International and Vice President of AirTouch Corporation. Prior to joining AirTouch, Mr. Golm served as President of AT&T, Japan and Vice President, AT&T from 1994 to 1997. Mr. Golm holds a Bachelor of Science degree in Business Administration and a Master of Business Administration degree from the University of Denver and a Master of Science degree in Management from the Massachusetts Institute of Technology ("MIT").

     Dr. Gupta has served as a director of the Company since 1985. Dr. Gupta founded Integrated Systems, Inc., a company that develops and markets real-time software products and is currently Chairman of its Board of Directors. Dr. Gupta is a Fellow of the Institute of Electrical and Electronic Engineers (IEEE). Dr. Gupta holds a Bachelors degree from I.I.T. Delhi (Delhi, India), a Master of Science degree from the California Institute of Technology and a Ph.D. degree from Stanford University, all in Engineering. Mrs. Gupta, founder, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, is the wife of Dr. Gupta.

     Mr. Von Rump has served as a director of the Company since November 1998. He is currently the Chief Operating Officer of VTEL Corporation ("VTEL"), a manufacturer of visual communication products and services. Mr. Von Rump joined VTEL in October 1998. Prior to that he served as a Vice President for MCI WorldCom ("MCI"). Mr. Von Rump holds Bachelor of Science degrees in electrical engineering and systems science and a Master of Science degree in electrical engineering.

Board of Directors' Meetings and Committees

         The Board of Directors met eight times and acted by written consent two times during fiscal 1998. No director, other than Greg Avis who ceased to be a director of the Company in November 1998 and Alan I. Fraser who ceased to be a director of the Company in November 1998, attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board of Directors on which he or she served (during the period that he or she served).

         Standing committees of the Board of Directors include an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

         From January 1998 to November 1998, Messrs. Alberding and Avis served on the Company's Audit Committee and since November 1998, Messrs. Alberding and Golm have served on such Committee. The Audit Committee met three times during fiscal 1998. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the Company's annual audit and the fees charged by the independent accountants, reviews and monitors the performance of non-audit services by the Company's auditors, reviews the fairness of any proposed transaction between any officer, director or other affiliate of the Company and the Company, and after such review, makes recommendations to the full Board of Directors and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock is listed.

         From January 1998 to July 1998, Mr. Alberding and Lance B. Boxer served on the Company's Compensation Committee. From July 1998 to November 1998, Messrs. Alberding, Boxer and Fraser served on such committee. From November 1998 to January 1999, Messrs. Alberding and Boxer served such committee and since January 1999, Messrs. Alberding and Von Rump have served on such committee. The Compensation Committee met six times and acted by written consent one time during fiscal 1998. The Compensation Committee administers the Company's 1992 Equity Incentive Plan and 1993 Employee Stock Purchase Plan and determines the salaries and other compensation for officers and certain other employees of the Company except that during the period over which the Stock Option Committee existed, the administration of such plans and determinations regarding stock-based compensation were made by the Stock Option Committee.

         In July 1998, the Company established a Stock Option Committee. While it was in effect, the Stock Option Committee was responsible for decisions regarding the grant of all forms of stock compensation provided to officers, directors, employees, consultants, independent contractors and advisors of the Company and for the administration of the Company's 1992 Equity Incentive Plan and the 1993 Employee Stock Purchase Plan. From July 1998 to December 1998, Messrs. Alberding and Boxer served on the Company's Stock Option Committee. The Stock Option Committee was combined with the Company's Compensation Committee effective December 1998.

Director Compensation

        The Company's compensation policy for its directors includes a $5,000 annual retainer for all non-employee directors. In addition to this annual payment, each non-employee director receives $1,000 per meeting attended, $500 per committee meeting attended and $250 per meeting via teleconference, and each director is reimbursed for his reasonable expenses in attending meetings of the Board of Directors. In accordance with this policy, Mr. Alberding received
$13,000, Mr. Golm received $1,000, Dr. Gupta received $11,500 and Mr. Von Rump received $1,000 for their services as directors of the Company during fiscal 1998.

        In October 1994, the Company adopted the Directors Stock Option Plan, which provides for a grant of 10,000 shares to each non-employee director who was serving on the Board at the time of the Board's adoption of the Directors Plan and for the grant of 15,000 shares for each new non-employee director on the date such director is appointed to the Board. In addition, the Directors Plan provides for annual grants in the amount of 5,000 shares to each non-employee director on the anniversary of such director joining the Board, as long as he remains a member of the Board. In accordance with the Directors Plan, Mr. Alberding was granted a nonqualified stock option to purchase 5,000 shares of Common Stock with an exercise price of $5.375 per share in December 1998; Mr. Golm was granted a nonqualified stock option to purchase 15,000 shares of Common Stock with an exercise price of $3.813 per share in November 1998; Dr. Gupta was granted a nonqualified stock option to purchase 5,000 shares of Common Stock with an exercise price of $3.5625 per share in October 1998; and Mr. Von Rump was granted a nonqualified stock option to purchase 15,000 shares of Common Stock with an exercise price of $4.25 per share in November 1998. Each of these options becomes exercisable with respect to 2.08% of the shares each calendar month after the grant date so long as the director remains a member of the Board.

      The Board of Directors recommends a vote FOR the election of each of the nominees listed above.

                    PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO
                      THE 1993 EMPLOYEE STOCK PURCHASE PLAN

         The 1993 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors on December 3, 1993 and approved by the shareholders on December 23, 1993. On February 12, 1997, the Compensation Committee of the Board of Directors approved an amendment to the Plan that, among other things, included certain adjustments to the enrollment criteria and amendments to reflect changes in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. On February 8, 1999, the Board of Directors approved an amendment to the Plan that addressed what is included as "compensation" for calculating purchase amounts under the Plan. These amendments did not require shareholder approval. In addition, on February 8, 1999, the Board approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 to 600,000, subject to shareholder approval. The Board believes that this increase in the number of shares reserved for issuance under the Plan is in the best interests of the Company. If approved, the number of shares of Common Stock reserved for issuance under the Plan, as amended, should be sufficient to meet the Company's requirements for offering periods commencing immediately after the date of approval. The Company's executive officers have an interest in approval of this proposal because they, along with all other individuals eligible to participate in the Plan, will be eligible to purchase shares under the Plan from the additional 300,000 shares being approved for issuance.

Summary of the Plan. The following summary of the Plan is subject to the specific provisions of the Plan.

Purpose. The purpose of the Plan is to provide employees of the Company and its subsidiaries, designated by the Board of Directors of the Company (the "Board") as eligible to participate in the Plan, with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and its subsidiaries, and to provide an incentive for continued employment.

Shares Subject to Employee Stock Purchase Plan. The stock reserved for issuance pursuant to the Plan consists of shares of the Company's authorized and unissued Common Stock. The aggregate number of shares that may be issued pursuant to the Plan is currently 300,000, and, if the Company's shareholders approve the amendment to the Plan, will be increased to 600,000.

Administration. The Plan is currently administered by the Compensation Committee. All questions of interpretation or application of the Plan are determined by the Compensation Committee, and its decisions are final and binding upon all participants.

Eligibility. Any regular, full-time employee of the Company or its subsidiaries who (i) works at least twenty (20) hours per week, (ii) works at least five (5) months per year, (iii) is employed one (1) day prior to the beginning of the offering period and (iv) does not own or hold, and would not own or hold following participation in the Plan, stock or options for 5% or more of the outstanding stock of the Company or any subsidiary, is eligible to participate in the Plan. As of April 22, 1999, approximately 200 persons were eligible to participate in the Plan, 204,317 shares had been issued under the Plan and 95,683 shares were available for future purchases, not including the proposed amendment to the Plan to increase the shares available for issuance. The fair market value of the Common Stock on that date was $7.875. Over the term of the Plan, each of the following Named Officers (as that term is defined under "Executive Compensation" below) has purchased shares of the Company's Common Stock under the Plan: Toni M. Bellin (3,766 shares); Kent A. Bossange (1,020 shares); Alan I. Fraser (803 shares); Stanley E. Kazmierczak (5,113 shares); and Steven T. Tabaska (3,342 shares). All current executive officers as a group have purchased 5,113 shares and all employees as a group other than executive officers have purchased 190,270 shares.

Offering Periods. Each offering of Common Stock under the Plan is for a period of six months (the "Offering Period"). Offerings commence on the first day of May and November of each year and end on the last day of April and October of each year. The first day of each Offering Period is the "Offering Date" for such Offering Period. The Board has the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if the change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

Amount of Contribution. Participating employees will participate in the Plan during each pay period through payroll deductions. A participating employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the participating employee's W-2 compensation, or such lower limit set by the Compensation Committee. Compensation is defined to include base salary and commission (not reduced by the amount by which the participating employee's salary is reduced pursuant to Sections 125 or 401(k) of the Code), excluding overtime, shift premiums and bonuses.

Enrollment. Participating employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless the participating employee withdraws from the Offering Period or the Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by a participating employee, the rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the participating employee is automatically enrolled) unless otherwise changed by the participating employee. The participating employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only lower the rate of payroll deductions for an ongoing Offering Period. Not more than one change may be made during a single Offering Period.

Purchase Price. The purchase price of shares that may be acquired in any Offering Period under the Plan shall be 85 percent of the lesser of (i) the fair market value of the shares on the Offering Date; or (ii) the fair market value of the shares on the last day of the Offering Period. While listed on the Nasdaq National Market, the fair market value of the shares of the Company's Common Stock under the Plan is the closing price for the Common Stock of the Company on the last trading day prior to the date of determination as quoted on the Nasdaq National Market and reported in The Wall Street Journal.

Purchase of Stock Under the Employee Stock Purchase Plan. The number of whole shares a participating employee is able to purchase in any Offering Period is determined by dividing the total amount withheld from the participating employee during the Offering Period pursuant to the Plan by the purchase price for each share determined as described above, subject to certain maximum amounts. For each calendar year, no participant may purchase stock under the Plan that exceeds $25,000 in fair market value, determined as of the Offering Date. In addition, no more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date may be purchased by a participant on any eligible purchase date. The purchase takes place automatically on the last day of the Offering Period.

Withdrawal. Each participant may withdraw from an Offering Period. Upon withdrawal from the Plan, the accumulated payroll deductions are returned to the withdrawn participant, without interest, and his or her interest in the Plan terminates. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the participating employee enrolls in the new Offering Period in the same manner as for initial participation in the Plan.

Amendment of the Employee Stock Purchase Plan. The Board may at any time amend, terminate or extend the term of the Plan, except that any such termination cannot affect the terms of shares previously granted under the Plan, nor may any amendment make any change in the terms of shares previously granted which would adversely affect the right of any participant, nor may any amendment be made without shareholder approval if such amendment would: (a) increase the number of shares that may be issued under the Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in the Plan.

Term of the Employee Stock Purchase Plan. The Plan will continue until the earlier to occur of: (i) termination of the Plan by the Board; (ii) the issuance of all the shares of Common Stock reserved for issuance under the Plan; or (iii) December 3, 2003, ten years after the date the Plan was adopted by the Board.

Certain Federal Income Tax Information. THE FOLLOWING IS A GENERAL SUMMARY AS OF THIS DATE OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL,

STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES FOR PARTICIPATION IN THIS PLAN.

The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. The Plan is not subject to any provisions of the Employees Retirement Income Security Act of 1974. Under these provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or disposed of more than two years from the first day of the Offering Period and one year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are held for the periods described above, are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, participating employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Plan. The Plan is not subject to any provision of the Employees Retirement Income Security Act of 1974.

          The Board of Directors Recommends a vote FOR the Approval of
               Amendment to The 1993 Employee Stock Purchase Plan

                  PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors to perform the audit of the Company's financial statements for the fiscal year ending December 31, 1999, and the shareholders are being asked to ratify such selection. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its shareholders. In the event of a negative vote for such ratification, the Board of Directors will reconsider its selection.

         Representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

        The Board of Directors Recommends a vote FOR the Ratification of the Selection of PricewaterhouseCoopers LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company, as of April 22, 1999, with respect to beneficial ownership of the Company's
Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each present nominee for director, (iii) each executive officer named in the Summary Compensation
Table below (the "Named Officers") and (iv) all current executive officers and directors as a group.



                                                                             Common Stock(1)
                                                           -----------------------------------------
                                                               Amount and Nature
                                                                 of Beneficial             Percent
        Name of Beneficial Owner                                   Ownership               of Class
---------------------------------------------------------- --------------------------    -----------
Vinita Gupta (2)..........................................          4,055,519                 49.7%
Narendra K. Gupta (2).....................................          4,055,519                 49.7
Kopp Investment Advisors, Inc. (3)........................          1,013,525                 12.4
Wellington Management Company, LLP (4)....................            860,000                 10.5
Stanley E. Kazmierczak (5)................................             37,783                    *
Richard C. Alberding (6)..................................             33,333                    *
Louis Golm (7)............................................              1,875                    *
Stephen L. Von Rump (8)...................................              1,875                    *
Steven T. Tabaska (9) ....................................              1,056                    *
Alan I. Fraser (10) ......................................                803                    *
Kent A. Bossange (11) ....................................                676                    *
Toni M. Bellin (12).......................................                 --                   --
All current executive officers and directors as a group
     (8 persons) (13).....................................          4,132,385                 50.3
--------------------

      *   Less than 1%.
     (1) Based upon information supplied by officers, directors and principal shareholders. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission ("SEC") that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 22, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
     (2) Represents 3,109,187 shares of Common Stock held of record by Vinita and Narendra K. Gupta, as trustees for The Narendra and Vinita Gupta Living Trust, dated 2 December 1994, 862,500 shares held of record by Vinita and Narendra K. Gupta, together with a third party, as trustees for their minor children, an aggregate of 63,000 shares held of record by Mrs. Gupta as custodian for each of her two minor children (31,500 on behalf of each child), and 20,832 shares subject to options granted to Dr. Gupta, which are exercisable within 60 days of April 22, 1999. Mrs. Gupta is Chairman of the Board, President and Chief Executive Officer of the Company. Dr. Gupta is a director of the Company. The address of Dr. and Mrs. Gupta is c/o Digital Link Corporation, 217 Humboldt Court, Sunnyvale, California 94089.
     (3) Based on the joint report on Schedule 13G dated March 18, 1999 for Kopp Investment Advisors, Inc. ("KIA"), Kopp Holding Company ("KHC") and LeRoy C. Kopp. KIA is an investment advisor managing discretionary accounts owned by numerous third party clients which beneficially owns 877,525 shares of the Company's Common Stock. Of these shares, KIA has sole voting power as to 419,000 shares, sole dispositive power as to 290,000 shares and shared dispositive power as to 587,525 shares. KHC is the parent corporation of KIA, and LeRoy C. Kopp is the president of both KHC and KIA. By virtue of these relationships to KIA, both KHC and Mr. Kopp may be deemed to have indirect beneficial ownership of the shares beneficially owned by KIA. In addition, Mr. Kopp has beneficial ownership, and sole voting and dispositive power, of 136,000 shares of the Company's Common Stock. The address of the foregoing persons is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.
     (4) Based on the Schedule 13G dated December 31, 1998 for Wellington Management Company, LLP ("WMC"). WMC beneficially owns 860,000 shares of the Company's Common Stock. Of these shares, WMC has shared voting power as to 620,000 shares and shared dispositive power as to 860,000 shares. The address of the foregoing persons is 75 State Street, Boston, Massachusetts 02109.
     (5) Includes 21,550 shares subject to options exercisable within 60 days of April 22, 1999. Mr. Kazmierczak is Vice President, Finance and Operations, Chief Financial Officer and Secretary of the Company.
     (6) Represents shares subject to options exercisable within 60 days of April 22, 1999. Mr. Alberding is a director of the Company.
     (7) Represents shares subject to options exercisable within 60 days of April 22, 1999. Mr. Golm is a director of the Company.
     (8) Represents shares subject to options exercisable within 60 days of April 22, 1999. Mr. Von Rump is a director of the Company.
     (9) Mr. Tabaska ceased to be an officer and employee of the Company in January 1999.
     (10) Mr. Fraser ceased to be an officer and employee of the Company in February 1998 and a director of the Company in November 1998.
     (11) Mr. Bossange ceased to be an officer and employee of the Company in April 1999.
     (12) Ms. Bellin ceased to be an officer and employee of the Company in January 1999.
     (13) Includes the shares held of record and shares subject to options described in footnotes 2 and 5 through 8 and an additional 2,000 shares held of record by an executive officer not named in the table.


                               EXECUTIVE OFFICERS

         The following table lists certain information regarding the Company's executive officers as of April 22, 1999.

                 Name             Age           Position
                 ----             ---           --------

Vinita Gupta..................     48     Chairman of the Board, President and Chief Executive Officer

Stanley E. Kazmierczak........     39     Vice President, Finance and Operations, Chief Financial Officer
                                          and Secretary

Sherman Silverman.............     59     Vice President, Sales and Marketing, Worldwide

Lana Vaysburd.................     50     Vice President, Engineering


     Information regarding Vinita Gupta is listed under "Proposal No. 1 - Election of Directors."

     Mr. Kazmierczak has served as Vice President, Finance and Operations of the Company since January 1999, Chief Financial Officer of the Company since December 1992 and Secretary of the Company since December 1993. He served as Vice President, Finance from December 1993 to March 1996 and Vice President, Finance and Administration from March 1996 to January 1999. He joined the Company in August 1987 and until December 1992 held various financial management positions with the Company that included responsibilities for financial planning and analysis. From May 1986 to August 1987, Mr. Kazmierczak was Cost Accounting Manager with Verilink Corporation, a manufacturer of communications equipment. Prior to that, he was employed by Security Pacific Bank for one year. Mr. Kazmierczak holds a Bachelor of Science degree in Business Administration from San Jose State University.

     Mr. Silverman has served as Vice President, Sales and Marketing, Worldwide since March 1999. From May 1994 to November 1998, he was Senior Vice President, Sales and Marketing of StorMedia Corporation, a designer, developer, manufacturer and marketer of thin film hard disks. From September 1970 to May

1994, he held several management and executive management positions with Nashua Computer Products. Mr. Silverman holds a Bachelor of Arts degree in Business from Tulane University.


     Ms. Vaysburd has served as Vice President, Engineering since December 1998. From April 1997 to August 1998, she was General Manager of Adaptec, Satellite Networking Group, a start-up division. From April 1996 to April 1997, she was Broadband Program Director for Intel Corporation Business Development. From August 1994 to March 1996, she was a Director-General Manager for Sprint Corporation. From 1980 to 1994, she held various executive positions both in engineering and marketing with British Telecom North America and McDonnell Douglas. Ms. Vaysburd holds a Master of Science degree in Computer Science from Lvov State University, Ukraine.


                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered in all capacities to the Company during the fiscal years ended December 31, 1998, 1997 and 1996 by (i) each individual who served as the Company's Chief Executive Officer during 1998 and (ii) the Company's four other most highly compensated executive officers whose total annual salary and bonuses exceeded $100,000 during, and who were serving as executive officers at the end of 1998 (together the "Named Officers"). This information includes the dollar values of the base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The
Company does not grant SARs and has no long-term compensation benefits other than options.

                           Summary Compensation Table
                                                                                        Long-Term
                                                                                       Compensation
                                                                                           Awards
                                                         Annual Compensation         ---------------
                                                         -------------------           Securities       All Other
                                                         Salary          Bonus          Underlying     Compensation
     Name and Principal Position           Year           ($)           ($)(1)         Options (#)        ($)(2)
  -----------------------------------    ----------    -----------    ------------    --------------- ----------------

  Vinita Gupta ..................          1998         150,000            --                --           4,362
  Chairman, President and Chief            1997         150,000            --                --           2,737
  Executive Officer                        1996         200,000        60,000                --           3,166

  Alan I. Fraser (3).............          1998          57,695            --                --           1,731
  Former President and Chief               1997         300,000         41,297               --           4,750
  Executive Officer                        1996          69,234         45,000           370,000             --

  Toni M. Bellin (4).............          1998         185,000            --            130,000(5)       4,065
  Former Vice President, Operations        1997         170,000         24,516                --          3,827
                                           1996         160,000         32,000            10,000          3,138

  Kent A. Bossange (6)...........          1998         173,700(7)          --           129,000(5)       3,750
  Former Vice President, Marketing         1997         200,550(7)          --                --             --
                                           1996         182,384(7)          --            10,000             --

  Stanley E. Kazmierczak ........          1998         170,000            --            157,500(5)       4,230
  Vice President, Finance  and             1997         145,000         19,010                --          4,020
  Operations, Chief Financial              1996         130,000         26,000            40,000          3,166
  Officer and Secretary

  Steven T. Tabaska (8)..........          1998         200,000         40,000           264,000(5)       3,000
  Former Vice President,                   1997         168,007         72,418(9)        100,000         33,081(10)
  Engineering and Chief Technical          1996              --             --               --              --
  Officer

     (1) Represents bonuses for services rendered in the fiscal year indicated but paid in the succeeding fiscal year.
     (2) Except as otherwise indicated, "All Other Compensation" for 1998, 1997 and 1996 represents Company contributions to match amounts deferred by such executives pursuant to the Digital Link Corporation 401(k) Savings Plan.
     (3) Mr. Fraser ceased to be an officer and employee of the Company in February 1998.

     (4) Ms. Bellin ceased to be an officer and employee of the Company in January 1999.
     (5) Represents (i) options for 130,000 shares for Ms. Bellin, of which options to purchase 19,000 shares were granted in 1995 and 10,000 were granted in 1996 and each of which were repriced in February 1998 and again in October 1998, options to purchase 500 shares were granted in 1994, 7,500 shares were granted in 1995 and 32,000 shares were granted in 1998 and each of which were repriced in October 1998; (ii) options for 129,000 shares for Mr. Bossange, of which options to purchase 4,000 shares were granted in 1995 and 10,000 shares were granted in 1996 and each of which were repriced in February 1998 and again in October 1998, options to purchase 1,000 shares were granted in 1995 and 40,000 shares were granted in 1998 and each of which were repriced in October 1998, and options to purchase 20,000 shares were granted in 1998; (iii) options for 157,500 shares for Mr. Kazmierczak, of which options to purchase 40,000 shares were granted in 1996 and repriced in February 1998 and again in October 1998, options to purchase 17,500 shares were granted in 1995 and 30,000 shares were granted in 1998 and each of which were repriced in October 1998; (iv) options for 264,000 shares for Mr. Tabaska, of which options to purchase 100,000 shares were granted in 1997 and were repriced in February 1998 and again in October 1998, options to purchase 32,000 shares were granted in 1998 and were repriced in October 1998.
     (6) Mr. Bossange became an officer of the Company in March 1999 and ceased to be an officer and employee of the Company in April 1999.
     (7)  Includes commissions.
     (8) Mr. Tabaska became an officer and employee of the Company in February 1998 and ceased to be an officer and employee of the Company in January 1999.
     (9)  Includes hiring bonus.
     (10) Includes expenses of $30,658 paid in connection with Mr. Tabaska's relocation to California.

Executive Retention and Severance Agreements

        Effective December 1998, the Company entered into Executive Retention and Severance Agreements with several of its executives and employees, including Ms. Gupta, Ms. Mastilock, Ms. Vaysburd and Messrs. Bossange, Kazmierczak and Silverman. These agreements provide, among other things, that, if terminated in connection with a change of control (such terms are defined in the agreement) of the Company, the executive will receive 100% of his or her targeted annual base salary and annual bonus pay and a pro rated portion of any bonus payable for the year in which termination occurs. In addition, upon a change of control, the vesting of some or all of the executive's unvested options will be accelerated. The amount of acceleration ranges from 100% for Mr. Kazmierczak and Ms. Gupta to 50% for the other executives and employees who are parties to the agreement. In addition, options not assumed or fully substituted in connection with the change of control become fully vested prior to the effective date of the change of control or, at the election of the Company, the Company will deliver a cash payment to the executive equal to the difference between the exercise price of the unexercised options and the value of the consideration deliverable for an equivalent number of shares in connection with the change of control. The executive officer is also entitled to continued medical and welfare benefit coverage for 12 months following termination in connection with a change of control. The agreement allows the executive officer and the Company to make adjustments in the benefits received in certain circumstances as described in the agreement.

Option Grants in Fiscal 1998

        The following table sets forth information regarding individual option grants pursuant to the Company's equity incentive plans during 1998 to each of the Named Officers. In accordance with the rules of the Securities and Exchange
Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the option was granted to the end of the option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                          Option Grants in Fiscal 1998


                                                      Percent of
                                                        Total                                               Potential
                                   Number of           Options                                     Realizable Value at Assumed
                                   Securities        Granted to      Exercise                            Annual Rates of
                                   Underlying         Employees       Price                        Stock Price Appreciation
                                    Options           in Fiscal       Per         Expiration          For Option Term($)(4)
           Name                    Granted(#)          1998(%)       Share($)        Date             5%($)            10%($)
-----------------------------    ---------------     ------------    ----------    ------------    ----------------------------

Vinita Gupta............                     --              --            --            --                --              --

Alan I. Fraser............                   --              --            --            --                --              --
Toni M. Bellin .........              10,000(1)            0.38         11.00       02/10/08           69,178          175,312
                                      19,000(1)            0.72         11.00       02/10/08          131,439          333,092
                                      12,000(1)            0.45         11.00       02/10/08           83,014          210,374
                                      20,000(1)            0.75         11.00       02/10/08          138,357          350,623
                                      20,000(2)            0.75          3.22       10/20/08           40,485          102,597
                                         500(2)            0.02          3.22       10/20/08            1,012            2,565
                                       7,500(2)            0.28          3.22       10/20/08           15,182           38,474
                                      10,000(2)            0.38          3.22       10/20/08           20,243           51,299
                                      19,000(2)            0.72          3.22       10/20/08           38,461           97,467
                                      12,000(2)            0.45          3.22       10/20/08           24,291           61,558
Kent A. Bossange........              10,000(3)            0.38         11.00       12/17/06           59,396          145,676
                                       4,000(3)            0.15         11.00       11/03/05           20,153           47,911
                                       5,000(1)            0.19         11.00       02/10/08           34,589           87,656
                                      35,000(3)            1.32         10.25       04/21/08          225,616          571,755
                                       1,000(2)            0.04          3.22       10/20/08            2,024            5,130
                                      10,000(2)            0.38          3.22       10/20/08           20,243           51,299
                                       4,000(2)            0.15          3.22       10/20/08            8,097           20,519
                                       5,000(2)            0.19          3.22       10/20/08           10,121           25,649
                                      35,000(2)            1.32          3.22       10/20/08           70,849          179,545
                                      20,000(3)            0.75          3.50       10/08/08           44,023          111,562
Stanley E. Kazmierczak..              40,000(1)            1.51         11.00       02/10/08          276,714          701,247
                                      10,000(1)            0.38         11.00       02/10/08           69,178          175,312
                                      20,000(1)            0.75         11.00       02/10/08          138,357          350,623
                                       2,500(2)            0.09          3.22       10/20/08            5,060           12,825
                                      15,000(2)            0.57          3.22       10/20/08           30,364           76,948
                                      40,000(2)            1.51          3.22       10/20/08           80,970          205,194
                                      10,000(2)            0.38          3.22       10/20/08           20,243           51,299
                                      20,000(2)            0.75          3.22       10/20/08           40,485          102,597
Steven T. Tabaska ......             100,000(1)            3.78         11.00       02/10/08          691,784        1,753,117
                                      12,000(1)            0.45         11.00       02/10/08           83,014          210,374
                                      20,000(1)            0.75         11.00       02/10/08          138,357          350,623
                                     100,000(2)            3.77          3.22       10/20/08          202,425          512,986
                                      12,000(2)            0.45          3.22       10/20/08           24,291           61,558
                                      20,000(2)            0.75          3.22       10/20/08           40,485          102,567
-----------

(1) These options represent nonqualified stock options that had been granted in prior years and were repriced on February 10, 1998. These options become exercisable with respect to 25% of the shares after one year from the date of repricing and with respect to 2.084% of the shares for each full month thereafter that the optionee renders services to the Company. These options will expire ten years from the date of grant, subject to earlier termination upon termination of employment. The exercise price may be paid, among other things, by delivery of shares already owned, and tax-withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

(2) These options represent nonqualified stock options that had been granted in prior years and were repriced on October 20, 1998. These options become exercisable with respect to 33.3% of the shares after one year from the date of repricing and with respect to 2.78% of the shares for each full month thereafter that the optionee renders services to the Company. These options will expire ten years from the date of grant, subject to earlier termination upon termination of employment. The exercise price may be paid, among other things, by delivery of shares already owned, and tax-withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

(3) These options represent nonqualified stock options that were granted at fair market value. At the time of grant, these options had a vesting schedule that provided for exercisability with respect to 25% of the shares after the first full year that the optionee renders services to the Company after the date of grant and with respect to 2.084% of the shares for each full month thereafter that the optionee renders services to the Company. These options will expire ten years from the date of grant, subject to earlier termination upon termination of employment. The exercise price may be paid, among other things, by delivery of shares already owned, and tax-withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.
(4) The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

Option Exercises in Fiscal 1998 and December 31, 1998 Option Values

        The following table sets forth the number of shares covered by both exercisable and unexercisable stock options held on December 31, 1998 by each of the Named Officers. Also reported are values for "in-the-money" stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Common Stock as of December 31, 1998 (as determined by the closing price of the Company's Common
Stock on that date as reported by the Nasdaq National Market ($5.125)). No options were exercised by the Named Officers in 1998.

                          Fiscal Year End Option Values

                             Number of Securities
                            Underlying Unexercised           Value of Unexercised
                                Options at                   In-The-Money Options
                             Fiscal Year-End (#)            at Fiscal Year-End($)(1)

Name                       Exercisable   Unexercisable     Exercisable  Unexercisable
----                       -----------   -------------     -----------  -------------

Vinita Gupta...........          --             --               --             --

Alan I. Fraser.........       2,500             --               --             --

Toni M. Bellin ........       7,500         69,000           $3,438       $131,531

Kent A. Bossange.......          --         75,000               --        137,344

Stanley E. Kazmierczak.      21,500         89,500           37,777        166,797

Steven T. Tabaska .....          --        132,000               --        251,625
--------------

(1) These values have not been, and may never be, realized.

                Compensation Committee and stock option committee
                      Interlocks and Insider Participation

     From January 1998 to July 1998, Messrs. Alberding and Boxer served on the Company's Compensation Committee. From July 1998 to November 1998, Messrs. Alberding, Boxer and Fraser served on such committee. From November 1998 to January 1999, Messrs. Alberding and Boxer served such committee. Thereafter through the present, the Compensation Committee has consisted of Messrs. Alberding and Von Rump. From July 1998 to December 1998, Messrs. Alberding and Boxer served on the Company's Stock Option Committee. The Stock Option Committee was combined with the Company's Compensation Committee effective December 1998. Mr. Fraser formerly served as the Company's President and Chief Executive Officer. During fiscal 1998, Vinita Gupta, Chairman of the Board of the Company, served as a member of the Board of Directors and of the Compensation Committee of the Board of Directors of Integrated Systems, Inc., whose Chairman of the Board, Dr. Narendra K. Gupta, is a director of the Company. Mrs. Gupta is the wife of Dr. Gupta.


                              CERTAIN TRANSACTIONS

         Since January 1, 1998, there have been the following transactions or series of transactions involving more than $60,000 between the Company and any current executive officer, director, 5% beneficial owner of the Company's Common Stock or any member of the immediate family of any of the foregoing in which one or more of the foregoing individuals or entities had a material interest, in addition to those indicated in "Executive Compensation" and "Director Compensation" above.

         In fiscal 1998, the Company paid $61,700 to lease office space from Integrated Systems, Inc., an entity that is approximately 20% owned by Dr. Narendra Gupta, a director of the Company, and of which Dr. Gupta is Chairman of the Board. Mrs. Vinita Gupta, President, Chief Executive Officer and Chairman of the Board of Directors and founder of the Company, is a director of Integrated Systems, Inc.

         Pursuant to a Secured Promissory Note dated September 30, 1996 and related Security Agreement dated September 30, 1996, the Company loaned $250,000 (at an interest rate of 6.02% per annum, compounded annually) to Alan I. Fraser, then President, Chief Executive Officer and a director of the Company. Such Note and accrued interest, in the amount of $274,958, was paid in full on May 27, 1998.

         Pursuant to a Secured Promissory Note dated March 31, 1997 and related Security Agreement dated March 31, 1997, the Company loaned $300,000 to Steven
T. Tabaska, a former Vice President, Engineering and Chief Technology Officer of the Company. Such loan is due and payable on or before March 31, 2001 and bears interest at a rate of 6.42% per annum, compounded annually. As of the Record Date, the entire principal amount of such promissory note and all accrued interest thereon remained outstanding. Mr. Tabaska ceased to be an officer and employee of the Company in January 1999.

         Lance Boxer, a former director of the Company, was the Chief Information Officer of MCI Telecommunications ("MCI"), which is a customer of the Company. During 1998, the Company derived 11% of its revenues from MCI in connection with the purchase of the Company's products by MCI. Mr. Boxer left MCI in October 1998. He ceased to be a director of the Company in January 1999.

                             COMPENSATION COMMITTEE
                           AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION


         The Compensation Committee and Stock Option Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

To the Board of Directors

         Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors, except that from July 1998 to December 1998, decisions regarding the grant of all forms of stock compensation provided to executive officers as well as administration of the Company's 1992 Equity Incentive Plan and 1993 Employee Stock Purchase Plan, were made by the Stock Option Committee. The Stock Option Committee was combined with the Company's Compensation Committee effective December 1998. Although Mrs. Gupta attends the meetings of the Compensation Committee, she does not vote on any matters that relate to compensation. While President and Chief Executive Officer, Mr. Fraser attended the meetings of the Compensation Committee, but he did not vote on any matters that related to compensation.

General Compensation Policy

         The Compensation Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Compensation Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO"), other executive officers and other management of the Company at or about the beginning of each year. Except for the period from July 1998 to December 1998, the Compensation Committee administered the 1986 Stock Option Plan, the 1992 Equity Incentive Plan, as amended, and the 1993 Employee Stock Purchase Plan, as amended. From July 1998 to December 1998, the administration of these plans was performed by the Stock Option Committee. In addition, the Compensation Committee evaluates and makes determinations with respect to any other incentive compensation for executive officers.

         The Compensation Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, the Company's compensation policy, which applies to management of the Company, relates a portion of each individual's total compensation to the Company's corporate objectives set forth at the beginning of the Company's fiscal year, as well as to individual contributions. Consistent with this policy, a designated portion of the compensation of the executive officers and other management of the Company is contingent on corporate performance and adjusted based on the individual officer's performance as measured against personal objectives established by the Compensation Committee. Long-term equity incentives for executive officers are effected through the granting of stock options under the 1992 Equity Incentive Plan, as amended. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

         The base salaries, target bonuses, stock option grants and other incentive compensation of the executive officers are determined in part by the Compensation Committee (and, as applicable for the period in which it existed, the Stock Option Committee) by reviewing the Radford Survey and certain other surveys of the prevailing salaries in related industries of similar positions and evaluating the base salary, bonus and stock option grant standards included in such surveys against the achievement by the Company of its corporate goals. The Radford survey is nationally known for its database of high technology company compensation practices. Only some of the companies in the Radford survey and the other surveys considered by the Company are included within the indices used by the Company in its Performance Graph. The compensation of the Company's executive officers is compared to the compensation of executives in comparable positions within the relevant surveys and to competitive market compensation levels in order to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, the Company's executive officers, including the CEO, are each eligible to receive an annual cash bonus and are entitled to participate in the 1992 Equity Incentive Plan, as amended.

1998 Executive Compensation

         Base Compensation. The foregoing information was presented to the Compensation Committee in December 1997. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 1998 for each executive officer, including the CEO.

         Incentive Compensation. Cash bonuses are awarded if the Company meets certain financial corporate objectives that are set by the Board of Directors in the beginning of the year. The CEO's objective judgment of executives' performance (other than his or her own) after the end of the year is taken into account in determining whether those goals have been satisfied and may be adjusted accordingly. These objectives include revenue and operating income, as well as other business related goals. The specific Company objectives, which are considered by the Company to be confidential business information, do not necessarily have an immediate or direct effect on the trading price of the Common Stock of the Company.

         Stock Options. Stock options typically have been granted to executive officers when the executive first joins the Company, to stay competitive, recognize outstanding achievements on an ongoing basis and, occasionally, to achieve equity within a peer group. The Compensation Committee (and the Stock Option Committee, while it existed) may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In February 1998, options were granted to Toni M. Bellin, Stanley E. Kazmierczak and Steven T. Tabaska in order to provide an incentive to increase the value of the Company's stock. In April 1998, options were granted to Kent A. Bossange in connection with his appointment as the Company's Vice President, Marketing in March 1998, as part of the Company's standard practices in order to remain competitive as an employer and provide an incentive to increase the value of the Company's stock. Options were again granted to Mr. Bossange in October 1998 to provide an incentive to increase the value of the Company's stock. In December 1998, options were granted to Lana Vaysburd when she was hired by the Company as Vice President, Engineering as part of the Company's standard practices in order to remain competitive as an employer and provide an incentive to increase the value of the Company's stock. The options of various executive officers were repriced in February 1998 and October 1998 as discussed under "Repricing of Options" below.

         Company Performance and CEO Compensation. In September 1996, Alan I. Fraser was hired as the Company's President and Chief Executive Officer, and the Compensation Committee recommended a base salary of $300,000, with a sign-on bonus of $45,000. This base salary was effective through February 1998, when Mr. Fraser resigned from the Company. In determining Mr. Fraser's base salary for 1998, the Compensation Committee considered the various factors discussed above, in particular his ability to impact corporate results. No bonus was paid to Mr. Fraser for 1998. In February 1998, Vinita Gupta resumed service, on an interim and part-time basis, as the Company's President and Chief Executive Officer. At that time, the Compensation Committee recommended a base salary for Ms. Gupta of $250,000, of which as a part-time employee, Ms. Gupta was paid 60% for 1998. In determining Ms. Gupta's base salary, the Compensation Committee considered the various factors discussed above, in particular her ability to impact corporate results. In January 1999, Ms. Gupta accepted service as the Company's President and Chief Executive Officer on a full-time basis, at which time her base compensation was reevaluated by the Compensation Committee, which determined to maintain her base salary at $250,000. After careful review of the Company's performance as measured against its objectives for 1998, the Compensation Committee did not grant a bonus to Ms. Gupta.

         Compliance with Section 162(m) of the Internal Revenue Code of 1986. The Company intends to comply with the requirements of Section 162(m) of the

Internal Revenue Code of 1986 for 1999. The 1992 Equity Incentive Plan, as amended, is currently in compliance with Section 162(m) by virtue of the inclusion of a limitation on the number of shares that an executive officer may receive under the 1992 Equity Incentive Plan. The Company does not expect cash compensation for 1999 to be affected by the requirements of Section 162(m).

         Repricing of Options. The Compensation Committee believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of its employees and to motivate their performance. In January 1998, the Company offered to all executive officers the opportunity to amend outstanding options issued on or after November 2, 1995 to reduce the exercise price of such options to an amount equal to the closing price of the Company's stock on February 9, 1998 and to adjust the vesting of the options over a four year period to begin on such date. In addition, the Company offered to all other employees of the Company the same repricing option, with the exception that in lieu of restarting vesting, any repriced options would not be exercisable for a 12-month period. The above described option amendment was an acknowledgment of the importance to the Company of providing adequate equity incentives to its employees. Given the decline in the Company's stock price since the initial grant of the options, the exercise prices of such options were significantly in excess of the trading price of the Company's Common Stock at the time of the repricing. Stock options whose exercise prices are significantly above the trading price of the Company's Common Stock do not provide meaningful incentives for continued employment with the Company or motivation toward increasing the value of the Company's Common Stock. The renewed vesting period and the exercise period blackout included in the option amendments were viewed as a means of retaining the services of valued employees for a longer period of time and as a way for the Company to receive something in exchange for the repricing of options.

         In October 1998, the Company again offered to its employees, including its executive officers, the opportunity to amend outstanding options to reduce the exercise price of such options to an amount equal to the closing price of the Company's stock on October 19, 1998. In connection with such repricing, the vesting schedule of each option was amended to a three-year vesting period beginning on October 20, 1998, with no option being exercisable until October 20, 1999. The number of shares subject to the amended options that were originally granted prior to November 1, 1995 was reduced to 25% of the number of shares subject to the original grant, provided such amount remained unexercised as of the repricing, with any remaining shares being forfeited. This additional repricing was a further acknowledgment of the importance to the Company of providing adequate equity incentives to its employees. Given the further significant decline in the Company's stock price since the February 1998 repricing, the exercise prices of the Company's outstanding options were significantly in excess of the trading price of the Company's Common Stock at the time of the repricing. As indicated above, stock options whose exercise prices are significantly above the trading price of the Company's Common Stock do not provide meaningful incentives for continued employment with the Company or motivation toward increasing the value of the Company's Common Stock. The renewed vesting period, the exercise blackout period and the forfeiture of certain options originally granted prior to November 1, 1995 included as part of the option amendments, were viewed as a means of retaining the services of valued employees for a longer period of time and as a way for the Company to receive something in exchange for the repricing of the options.

         Options held by any executive officer of the Company that were repriced during the period from January 31, 1994, the effective date of the Company's initial public offering, to December 31, 1998 are listed in the following table.


                           Ten-Year Option Repricings

                                                Number of
                                               Securities        Market Price      Exercise                   Length of
                                               Underlying        of Stock at    Price at Time              Original Option
                                                 Options           Time of       of Repricing     New     Term Remaining at
              Name                  Date       Repriced or       Repricing or         or        Exercise  Date of Repricing
                                               Amended(#)        Amendment($)     Amendment($)   Price($)     or Amendment
--------------------------------- ---------- ---------------- --------------- --------------- --------- -------------------
Toni M. Bellin
Former Vice President, Operations  2/10/98            19,000           11.00           15.25     11.00  7 years, 266 days
                                   2/10/98            10,000           11.00           21.75     11.00  8 years, 310 days
                                  10/20/98               500        $3.21875           $9.25  $3.21875  5 years, 296 days
                                  10/20/98             7,500         3.21875           24.00   3.21875  6 years, 141 days
                                  10/20/98            10,000         3.21875           11.00   3.21875  9 years, 113 days
                                  10/20/98            19,000         3.21875           11.00   3.21875  9 years, 113 days
                                  10/20/98            12,000         3.21875           11.00   3.21875  9 years, 113 days
                                  10/20/98            20,000         3.21875           11.00   3.21875  9 years, 113 days
Kent A. Bossange
Former Vice President, Marketing   2/10/98             4,000           11.00           15.25     11.00  7 years, 266 days
                                   2/10/98            10,000           11.00           21.75     11.00  8 years, 310 days
                                  10/20/98             1,000         3.21875           28.00   3.21875  6 years, 242 days
                                  10/20/98            10,000         3.21875           11.00   3.21875  8 years,  58 days
                                  10/20/98             4,000         3.21875           11.00   3.21875  7 years,  14 days
                                  10/20/98             5,000         3.21875           11.00   3.21875  9 years, 113 days
                                  10/20/98            35,000         3.21875           10.25   3.21875  9 years, 184 days
Stanley E. Kazmierczak
Vice President, Finance and
Operations, Chief Financial
Officer and Secretary              2/10/98            40,000           11.00           16.50     11.00  8 years, 233 days
                                  10/20/98             2,500         3.21875           24.00   3.21875  6 years, 141 days
                                  10/20/98            15,000         3.21875           15.25   3.21875  7 years,  14 days
                                  10/20/98            40,000         3.21875           11.00   3.21875  9 years, 113 days
                                  10/20/98            10,000         3.21875           11.00   3.21875  9 years, 113 days
                                  10/20/98            20,000         3.21875           11.00   3.21875  9 years, 113 days
Dianne Mastilock
Former Vice President,
Human Resources                    2/10/98             2,500           11.00           15.25     11.00  7 years, 266 days
                                   2/10/98             1,000           11.00           17.25     11.00  8 years,  79 days
                                   2/10/98             3,500           11.00           15.25     11.00  8 years, 172 days
                                   2/10/98             5,200           11.00           21.75     11.00  8 years, 310 days
                                  10/20/98             1,000         3.21875          15.125   3.21875  5 years, 358 days
                                  10/20/98             5,200         3.21875           11.00   3.21875  8 years,  58 days
                                  10/20/98             2,500         3.21875           11.00   3.21875  7 years,  14 days
                                  10/20/98             3,500         3.21875           11.00   3.21875  7 years, 285 days
                                  10/20/98             1,000         3.21875           11.00   3.21875  7 years, 192 days
                                  10/20/98            20,000         3.21875           11.00   3.21875  9 years, 113 days
                                  10/20/98            20,000         3.21875           11.00   3.21875  9 years, 113 days
Jack A. Musgrove
Former Vice President, Marketing   2/10/98            60,000           11.00           15.25     11.00  7 years, 266 days
                                   2/10/98            10,000           11.00           21.75     11.00  8 years, 310 days
Steven T. Tabaska
Former Vice President,
Engineering and Chief Technical    2/10/98           100,000           11.00          21.625     11.00  8 years, 333 days
Officer                           10/20/98           100,000         3.21875           11.00   3.21875  9 years, 113 days
                                  10/20/98            12,000         3.21875           11.00   3.21875  9 years, 113 days
                                  10/20/98            20,000         3.21875           11.00   3.21875  9 years, 113 days



COMPENSATION COMMITTEE                                 STOCK OPTION COMMITTEE
 Richard C. Alberding                                   Richard C. Alberding
 Lance B. Boxer                                         Lance B. Boxer
 Stephen L. Von Rump
 Alan I. Fraser

                                PERFORMANCE GRAPH

         The stock price performance graph below includes indices required by the Securities and Exchange Commission and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100.00 in the Company's Common Stock as compared with the Nasdaq Stock Market (US) Index and the Nasdaq Telecommunications Stock Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price on January 31, 1994 (as offered by the Company pursuant to its initial public offering of Common Stock on such date) and on December 30, 1994, December 29, 1995, December 31, 1996, December 31, 1997 and December 31, 1998.

                               (Graphic Omitted)


                                 Nasdaq Stock                 Nasdaq
              Digital Link     Market - US Index      Telecommunications Index
 01/31/94        $100.00            $100.00                 $100.00
 12/30/94         191.89              94.79                   82.89
 12/29/95         100.89             134.16                   99.73
 12/31/96         169.64             165.03                  111.91
 12/31/97         168.75             202.60                  165.34
 12/31/98         137.50             284.50                  270.60

              SHAREHOLDER PROPOSALS AND ANNUAL REPORT ON FORM 10-K

        Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than December 30, 1999 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. The proxy holders designated by the Company will have discretionary authority to vote the proxies they receive for use at the 2000 Annual Meeting of Shareholders with respect to any proposal presented at that meeting of which the Company does not receive notice by March 14, 2000.

        The Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1998 is available without charge by writing to or calling the Company's headquarters. Requests should be directed to the Company's Investor Relations Department at 217 Humboldt Court, Sunnyvale, California 94089 or by calling (408) 745-6200.


                                  SECTION 16(a)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such reports furnished to the Company, all directors and officers of the Company filed with the SEC on a timely basis all reports required with respect to the Company's most recent fiscal year, except as set forth below. The initial reports on Form 3 of (i) Louis Golm, upon becoming a director of the Company; (ii) Stephen L. Von Rump, upon becoming a director of the Company; (iii) Dianne Mastilock, former Vice President, Human Resources, upon becoming an executive officer of the Company; and (iv) Lana Vaysburd, Vice President, Engineering, upon becoming an executive officer of the Company, were filed late. In addition, one change in ownership report on Form 4 for each of Toni M. Bellin, former Vice President, Operations, reflecting one sale of shares, and Stanley E. Kazmierczak, Vice President, Finance and Operations and Chief Financial Officer, reflecting one sale of shares, were filed late. Additionally, one change in ownership report on Form 4 for Steven T. Tabaska, former Vice President, Engineering and Chief Technical Officer, reflecting one purchase of shares, was not filed.

                                 OTHER BUSINESS

        The Board of Directors does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Dated:  April 28, 1999                  By Order of the Board of Directors

                                        /s/ Stanley E. Kazmierczak

                                        Stanley E. Kazmierczak
                                        Vice President, Finance and Operations,
                                        Chief Financial Officer and Secretary


   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
             SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                                                      Appendix A
                            DIGITAL LINK CORPORATION

                        1993 EMPLOYEE STOCK PURCHASE PLAN

              Adopted by the Board of Directors on December 3, 1993
                 Amended February 12, 1997 and February 8, 1999


         1. Establishment of Plan. Digital Link Corporation (the "Company") proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this "Plan"). For purposes of this Plan, "Parent Corporation" and "Subsidiary" (collectively, "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The Company intends the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 300,000 shares of the Company's Common Stock is reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

         2. Purpose. The purpose of the Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "Board") as eligible to participate in the Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

         3. Administration. This Plan may be administered by the Board or a committee of not less than two members of the Board appointed to administer the Plan (the "Committee"). As used in this Plan, references to the "Committee" shall mean either such committee or the Board if no committee has been established. Subject to the provisions of the Plan and the limitations of
Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

         4. Eligibility. Any employee of the Company or the Subsidiaries designated by the Board as eligible to participate in the plan is eligible to participate in an Offering Period under the Plan except the following:

     (a) employees who are not employed by the Company or Subsidiaries one (1) day prior to the beginning of such Offering Period;

     (b) employees who are customarily employed for less than 20 hours per week;

     (c) employees who are customarily employed for less than 5 months in a calendar year;

     (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

         5. Offering Dates. The Offering Periods of the Plan (the "Offering Period") shall be of 6 months duration commencing May 1 and November 1 of each year and ending on October 31 and April 30 respectively, during which payroll deductions of the participant are accumulated under this Plan. The first Offering Period will begin on May 1, 1994. The first day of each Offering Period is referred to as the "Offering Date". The last business day of each Offering Period is referred to as the "Purchase Date". The Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

         6.   Participation   in  the  Plan.   Eligible   employees  may  become
participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company's or Subsidiary's (whichever employs such employee) treasury department (the "Treasury Department") not later than the one day prior to such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Treasury Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing a subscription agreement with the Treasury Department not later than one day preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in the Plan.

         7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date; provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to the applicable Offering Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

         8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be 85 percent of the lesser of:

             (a)  The fair market value on the Offering Date; or

             (b)  The fair market value on the Purchase Date.

                For purposes of the Plan, the term "fair market value" on a given date shall mean the fair market value of the Company's Common Stock as determined by the Committee from time to time in good faith. If a public market exists for the shares, the fair market value shall be the closing price for the Common Stock of the Company on the last trading day prior to the date of determination, or, in the event the Common Stock of the Company is listed on the Nasdaq National Market, the fair market value shall be the closing price of the Common Stock on the last trading day prior to the determination date as quoted on the Nasdaq National Market and reported in The Wall Street Journal.

         9. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.

             (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant's compensation in one percent increments not less than 2 percent nor greater than 10 percent, or such lower limit set by the Committee. Compensation shall mean base salary and commissions, excluding overtime, shift premiums and bonuses; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

             (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Treasury Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Treasury Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below.

Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Treasury Department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Offering Period.

             (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

             (d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however, that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Offering Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

             (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant of a certificate representing the shares purchased upon exercise of his option.

             (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         10. Limitations on Shares to be Purchased.

              (a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

              (b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

              (c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

              (d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

              (e) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period, without interest.

         11.  Withdrawal.

              (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the Treasury Department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least 15 days prior to the end of an Offering Period.

              (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in the Plan shall terminate. In the event a participant voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

         12. Termination of Employment. Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in the Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         13. Return of Payroll Deductions. In the event a participant's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan.

         14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

       In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

       The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

         15. Nonassignability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

         16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

         17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two years from the Offering Date or within one year from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

         18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

         19. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Term; Stockholder Approval. This Plan shall become effective on the date that it is adopted by the Board of the Company. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to the Plan shall occur prior to such stockholder approval. The Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board.

         22.  Designation of Beneficiary.

                (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

                (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         24. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

         25. Amendment or Termination of the Plan. The Board may at any time amend, terminate or the extend the term of the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

     (a) increase the number of shares that may be issued under the Plan;

     (b) change the designation of the employees (or class of employees) eligible for participation in the Plan.

                                                                      Appendix B






PROXY                     DIGITAL LINK CORPORATION                         PROXY

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  June 7, 1999


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints Vinita Gupta and Stanley E. Kazmierczak, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, of Digital Link Corporation (the "Company"), held of record by the undersigned on April 22, 1999, at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Four Points Hotel located at 1100 North Mathilda Avenue, Sunnyvale, California 94089 on Monday, June 7, 1999, at 2:00 p.m. Pacific Daylight Time, and at any adjournments or postponements thereof.



                 (Continued, and to be signed on the other side)


                                                                                                        |X|     Please mark
                                                                                                                  your vote
                                                                                                                    as this

1.  Election of Directors                  Withhold     2.  To approve an amendment to the Company's   For   Against   Abstain
    Instruction:  To withhold         For   For All         1993 Employee Stock Purchase Plan to       |_|     |_|       |_|
    authority to vote for any         |_|     |_|           increase the number of shares for issuance
    individual nominee, write that                          from 300,000 to 600,000.
    nominee's name in the space
    provided below:                                     3.  The ratification of the selection of       For    Against  Abstain
                                                            PricewaterhouseCoopers, L.L.P.              |_|    |_|       |_|
Richard C. Alberding, Louis Golm, Vinita Gupta,             as the Company's Independent Auditors
Narendra K. Gupta and Stephen L. Von Rump                   for the current fiscal year.


-----------------------------------------               4.  The transaction of such other business
                                                            as  may properly come before the meeting
                                                            or any adjournments or postponements of
                                                            the meeting.

                                                        The Board of Directors recommends that you vote
                                                        FOR the election of all nominees and FOR
                                                        proposals 2 and 3.


     WHETHER OR NOT YOU PLAN TO ATTEND THE  MEETING IN PERSON,  YOU ARE URGED TO
COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.



     THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES AND FOR PROPOSALS 2 AND 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.




Signature  (s)  ________________________________________  Dated:  ________,1999
Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.